Exhibit 11.1

STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
AG-CHEM EQUIPMENT CO., INC. AND SUBSIDIARIES
(DOLLARS IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                             1996                  1995                   1994
                                                        ---------------        --------------        ----------------
Shares outstanding at beginning of year                      9,595,768             9,639,768               9,788,368

Issuance of common stock                                       100,000                   ---                     ---

Repurchase and retirement of common stock                          ---               (44,000)               (148,600)
                                                        ---------------        --------------        ----------------

Shares outstanding at end of year                            9,695,768             9,595,768               9,639,768
                                                        ===============        ==============        ================

Weighted average common shares outstanding                   9,671,932             9,603,878               9,728,492
                                                        ===============        ==============        ================

Net earnings                                                    $9,748               $11,409                  $8,575
                                                        ===============        ==============        ================

Earnings per common share                                        $1.01                 $1.19                   $0.88
                                                        ===============        ==============        ================

In May 1995, the Board of Directors declared a four-for-one stock split effected in the form of a stock dividend. Par value remained at $.01 per share. All share and per share amounts have been restated to retroactively reflect the stock split.